               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                           ------------------------


                                  FORM 8-K/A

                       AMENDMENT NO. 2 TO CURRENT REPORT
                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 6, 1996


                           DIAMETRICS MEDICAL, INC.
                            -----------------------
            (Exact name of registrant as specified in its charter)


Minnesota                                0-21982                     41-1663185
----------------------------     ------------------------            -----------
(State or other jurisdiction     (Commission file number)          (IRS employer
          of incorporation)                                   identification No)


                 2658 Patton Road, Roseville, Minnesota 55113
                 --------------------------------------------
                   (address of principal executive offices)


      Registrant's telephone number, including area code: (612) 639-8035
                                                          --------------

                                Not Applicable
                                --------------
         (Former name or former address, if changes since last report)

                           DIAMETRICS MEDICAL, INC.



The undersigned registrant hereby amends its Current Report on Form 8-K dated November 6, 1996 ( the "Report"), to include the financial statements and pro forma financial information required by Item 7(a) and (b), which were omitted from the Report as initially filed in accordance with Item 7(a) (4) of Form 8-K.

Other than such financial statements and pro forma financial information, this Form 8-K/A Amendment No. 1 to Current Report contains no financial statements, financial statement schedules, exhibits or other papers or documents.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------

        (a)Financial Statements of Business Acquired
           -----------------------------------------

        Report of Independent Accountants dated January 15, 1997.

        Audited Combined Profit and Loss Accounts for the years ended November 30, 1995 and 1994.

        Audited Combined Balance Sheets as of November 30, 1995 and 1994

        Audited Combined Statements of Cash Flows for the years ended November 30, 1995 and 1994 .

        Notes to combined financial statements.

        Unaudited Combined Balance Sheet as of August 31, 1996.

        Unaudited Combined Profit and Loss Accounts for the nine months ended August 31, 1996.

        Notes to Unaudited Interim Financial Statements.

        (b)Pro Forma Financial Information
           -------------------------------

        Unaudited Pro Forma Combined Balance Sheet as of September 30, 1996.

        Unaudited Pro Forma Combined Statements of Operations for the nine months ended September 30, 1996 and the year ended December 31, 1995.

        Notes to Unaudited Pro Forma Combined Financial Statements.

        (c)Exhibits
           --------

        The following exhibits are incorporated by reference in this report:

        Exhibit No.       Description
        ----------        -----------

        2.1 Agreement for the sale of the whole of the issued share capital of Biomedical Sensors Limited between the Company and Howmedica, Inc. dated November 6, 1996. (1)

        2.2 Senior Secured Fixed Rate Loan Note due November 4, 2002, in the original principal amount of $7,300,000 from the Company to Howmedica, Inc. (1)

        2.3 Transitional Services Agreement, dated as of November 6, 1996, by and among Howmedica Inc., Howmedica GmbH, the Company and Biomedical Sensors Ltd. (1)

        23                Consent of Independent Accountants

        (1) Previously filed.

BIOMEDICAL SENSORS COMBINED FINANCIAL STATEMENTS

November 30 1995 and 1994


REPORT OF INDEPENDENT ACCOUNTANTS



We have audited the accompanying combined financial statements of Biomedical Sensors ("the Business") prepared on a stand alone basis, as set out in note 1 to the financial statements, which are expressed in US dollars. These combined financial statements are the responsibility of the management of Biomedical Sensors. Our responsibility is to express an opinion on these combined financial statements based on our audits of the separate entities included in these combined financial statements.

We conducted our audits in accordance with the UK Auditing Standards which are substantially equivalent to US generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Business at November 30, 1995 and 1994 and the combined results of its operations and its cash flows for each of the years in the two-year period ended November 30, 1995 in conformity with accounting principles generally accepted in the UK.

Generally accepted accounting principles in the UK vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations for each of the years in the two-year period ended November 30, 1995 and the determination of owner's net deficit as of November 30, 1995 and 1994 to the extent summarised in Note 2 to the combined financial statements.

                                                      /s/  KPMG

                                                      Chartered Accountants

                                                      Registered Auditors

                                                      London, England

January 15 1997

Biomedical Sensors

Combined Profit and Loss Accounts


Years ended November 30, 1995 and 1994

                                        NOTE                1995           1994

                                                            $000           $000

Net Sales                                  3               3,780          3,850

Cost of goods sold                                        (4,518)        (5,112)
                                                         --------       --------

                                                            (738)        (1,262)

Distribution costs                                        (4,453)        (3,932)


Research and development and
administrative expenses                                   (5,470)        (4,472)
                                                         --------       --------

                                                         (10,661)        (9,666)

Other losses                                              (1,103)          (388)
                                                         --------       --------

Net loss for the year                                    (11,764)       (10,054)


Owner's net deficit beginning of year                    (13,786)        (6,001)

Foreign Exchange reserve movements                         1,357           (715)

Contributions from owner                                   3,141          2,984
                                                         --------       --------

Owner's net deficit end of year                          (21,052)       (13,786)
                                                         ========       ========

Biomedical Sensors

Combined Balance Sheets

November 30, 1995 and 1994

                                        NOTE                1995           1994

                                                            $000           $000

ASSETS

Current assets

Cash                                                         115              0

Trade receivables                          7               1,589          2,034

Inventories                                6               3,726          2,785

Other current assets                                          16             13
                                                         -------        -------

                                                           5,446          4,832

Property, plant and equipment              5               3,370          3,565

Other assets                                                   0            121
                                                         -------        -------

                                                           8,816          8,518
                                                         =======        =======


LIABILITIES AND OWNER'S NET DEFICIT

Current liabilities

Short term loans                                          22,199         16,139

Accounts payable                                           2,234            985

Other current liabilities                                  1,328          1,086
                                                         -------        -------

                                           8              25,761         18,210

Long term liabilities                   9,10               4,107          4,094
                                                         -------        -------

                                                          29,868         22,304

Owner's net deficit                       11             (21,052)       (13,786)
                                                         -------        -------

Total liabilities and owner's net deficit                  8,816          8,518
                                                         =======        =======

Biomedical Sensors

Combined Statements of Cash Flows

Years ended November 30, 1995 and 1994


                                                            1995           1994

                                                            $000           $000

Cash flow from operating activities:

Net loss                                                 (11,764)       (10,054)

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization                                753            581
Change in operating assets and liabilities
  Trade receivables                                         (445)          (881)
  Inventories                                               (941)         1,042
  Other current assets                                        (3)             3
  Accounts payable                                         1,249           (143)
  Other current liabilities                                  242           (857)
                                                         -------        -------

Net cash used in operating activities                    (10,909)       (10,309)


Cash flow from investing activities:

Purchase of property and equipment                          (645)        (1,327)
Sale of property and equipment                                54             20
Other assets                                                 121              0
                                                         -------        -------

Net cash used in investing activities                       (470)        (1,307)


Cash flow from financing activities:

Contributions from owner                                   3,141          2,984
Short-term borrowings                                      6,726          7,836
Exchange rate                                              1,627            677
                                                         -------        -------

Net cash provided from financing activities               11,494         11,497

Net change in cash                                           115           (119)

Cash balance beginning                                         0            119
                                                         -------        -------
Cash balance ending                                          115              0
                                                         =======        =======


Supplemental disclosure of cash flow information:

Cash paid during the year for interest                       449            800

   Biomedical Sensors
   Notes to combined financial statements

   (forming part of the financial statements)



1  Accounting policies

   During October 1996 Pfizer Inc., announced the sale of its world-wide Biomedical Sensors Business "the Business" to Diametrics Medical Inc. ("Diametrics"). The sale was completed on November 6, 1996. Diametrics acquired the capital stock of Biomedical Sensors Limited and certain net assets used in the Business of other Pfizer subsidiaries.

   The combined financial statements of Biomedical Sensors Limited, Biomedical Sensors Germany and Biomedical Sensors US are expressed in US dollars and have been prepared in accordance with accounting principles generally accepted in the UK. These accounting principles significantly differ in certain respects from accounting principles generally accepted in the United States. Refer to Note 2 for a description and the approximate related effect on these combined financial statements of the significant differences.

   Basis of presentation

   Separate financial statements have not been previously prepared, except for Biomedical Sensors Limited. The combined financial statements have been prepared from the audited historical financial statements of Biomedical Sensors Limited, a UK company and the majority of the combined Business, and from Pfizer's historical accounting records as if the operations of the Business in the US and Germany had been conducted exclusively within a wholly-owned subsidiary of the Pfizer subsidiary in that country. In that context, there would be no direct ownership relationship among the various entities comprising the Business. Accordingly, Pfizer Inc and its subsidiaries' net investment (deficit) in the Business (owner's net deficit) is shown in lieu of shareholders' equity in the combined financial statements. For purposes of presenting combined financial statements in US dollars, the exchange rates used to remeasure the balance sheets and the profit and loss accounts from the respective foreign currency to US dollars, were the year-end rates and the yearly average rates, respectively.

   The combined financial statements may not necessarily present the financial position, and results of operations of the combined businesses as if it were a standalone entity because the terms of intercompany transactions and allocations may not be the same as those that would result among unrelated parties.

   The combined financial statements have been prepared on a going concern basis on the assumption that the Business will continue to trade. The Business was dependant upon the support of its holding company. It was the opinion of the directors, based on discussions with their holding company, that support would continue into foreseeable future.

   Fixed assets and depreciation

   Depreciation is provided by the Business to write off the cost less the estimated residual value of tangible assets by equal instalments over their estimated useful economic lives as follows:


       Leasehold land and buildings             -         life of lease

       Office furniture and equipment           -         3 to 12.5 years

       Motor vehicles                           -         4 years

Biomedical Sensors
Notes to combined financial statements

(forming part of the financial statements)

Impact of adjustment for expenses not previously allocated

Biomedical Sensors operated autonomously from its parent and the only material expense incurred by the parent on its behalf was interest expense on inter-company funding. No other material expense items were subject to a general allocation methodology. Following is management's estimate, which management believes to be reasonable, of the amount of interest expense that would have been incurred on inter-company loans if Biomedical Sensors had operated on a stand alone basis, and the adjusted net loss that would have resulted (on a pro forma basis). The estimated interest expense is based upon average outstanding inter-company loan balances at the Company's estimated borrowing rate of 10%.


                                        1995         1994
                                        ----         ----
                                        $000's       $000's

Net loss for the year as reported     (11,764)     (10,054)

Estimated interest expense on
 inter-company loans                   (2,300)      (1,600)
                                      --------     --------

Adjusted net loss for the year -
 pro forma basis                      (14,064)     (11,654)



Following is an analysis of Biomedical Sensors' inter-company loan activity with its parent company for 1994 and 1995:

                   Short term     Long term      Total        Average
                     loans          loans        loans      loan balance
                   ----------     ---------      -----      ------------
                     $000's        $000's        $000's        $000's
Beginning of year
 balance - 1994      12,000             -        12,000

1994 cash advances    4,139         4,094         8,233

End of year balance -
 1994                16,139         4,094        20,233        16,000
                     ------         -----        ------        ------

1995 cash advances    6,060             -         6,060

Impact of foreign
exchange rate changes     -           (72)          (72)            -

End of year balance -
 1995                22,199         4,022        26,221        23,000
                     ------         -----        ------        ------

Foreign currencies

Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

Leases

Where the Business enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a "finance lease". The asset is recorded in the balance sheet as a tangible fixed asset and is depreciated over its estimated useful life or the term of the lease, whichever is shorter. Future instalments under such lease, net of finance charges, are included within creditors. Rentals payable are apportioned between the finance element, which is charged to the profit and loss account under the item `interest payable and similar charges', and the capital element which reduces the outstanding obligation for future instalments included with creditors.

All other leases are accounted for as `operating leases' and the rental charges are charged to the profit and loss account on a straight line basis over the life of the lease.

Pension costs

The Business operates a pension scheme providing benefits based on final pensionable pay for the majority of employees. The assets of the scheme are held separately from those of the business in an independently administered fund. Contributions to the scheme are charged to the profit and loss account so as to spread the cost of pensions over employees' working lives with the business.

Research and development expenditure

Expenditure on research and development is written off in the profit and loss account in the year in which it is incurred.

Inventories

Inventories are stated at the lower of cost or net realisable value. In determining the cost of raw materials, consumables and goods purchased for resale, standard cost is used, which is based upon actual purchase price. For work in progress and finished goods manufactured by the business, cost is taken as standard production cost, which includes an appropriate proportion of attributable overheads.

Deferred taxation

Deferred taxation, in respect of capital allowances and other timing differences, is provided at the anticipated rate of tax payable except where such timing differences are expected, with reasonable probability, to continue in the foreseeable future.

Net Sales

Net Sales represent the amounts (excluding value added tax) derived from the provision of goods and services to customers during the year.

    Biomedical Sensors
    Notes to combined financial statements

    (forming part of the financial statements)



2   US Generally Accepted Accounting Principles

    A description of the accounting policies that significantly differ in certain respects from US generally accepted accounting principles follows:

    Pension costs

    The Business provides for the cost of retirement benefits based upon consistent percentages of employees' pensionable pay as recommended by actuaries. For the purpose of the reconciliation below, the provisions of SFAS No.87, "Employers Accounting for Pensions" have been applied and require that the projected benefit obligations be matched against the fair value of the plan's assets and be adjusted to reflect any unrecognised obligations or assets in determining the pension expense or benefit for the year.

    UK to US GAAP adjustments

    Combined Profit and loss account

                                                       Year ended 30 November

                                                         1995            1994

                                                         $000            $000
    Net loss as reported in the combined
    profit and loss accounts                          (11,764)        (10,054)

    Deferred charges                                      699             632
                                                      --------        --------
                                                      (11,065)         (9,422)
                                                      ========        ========

    Combined balance sheet

                                                       Year ended 30 November

                                                         1995            1994

                                                         $000            $000

   Owner's net deficit as reported in the combined    (21,052)        (13,786)
   balance sheets


   Deferred charges                                       699             632
                                                      --------        --------
                                                      (20,353)        (13,154)
                                                      ========        ========

   Biomedical Sensors
   Notes to combined financial statements

   (forming part of the financial statements)



3  Analysis of net sales

   Net sales arose from the development, manufacture and sale of medical sensing equipment which is regarded by the directors as one activity.

                                                     1995            1994

                                                     $000            $000

   By geographical market

   United Kingdom                                     612             654

   USA                                              1,147           1,278

   Others                                           2,021           1,918
                                                   ------          ------
                                                    3,780           3,850
                                                   ======          ======

4  Staff numbers and costs

   The average number of persons employed by the business (including directors) during the year, analysed by category, was as follows:

                                                     Number of employees

                                                     1995            1994

   Research and development                            23              21

   Office and management                               39              40

   Manufacturing                                       44              56
                                                   ------          ------
                                                      106             117
                                                   ======          ======

   The aggregate payroll cost of these persons were as follows:

                                                     1995            1994

                                                     $000            $000


   Wages and salaries                               3,941           4,534

   Social security costs                              235             244

   Other pension costs (see note 14)                  285             181
                                                   ------          ------
                                                    4.461           4,959
                                                   ======          ======

   Biomedical Sensors
   Notes to combined financial statements

   (forming part of the financial statements)


5  Property, Plant and Equipment


                                       Short         Plant and      Fixtures and        Motor        Construction in     Total
                                  leasehold land     machinery        fittings        vehicles          progress
                                   and buildings

                                       $000             $000            $000            $000              $000            $000

    Cost

    At 1 December 1994                    1,164           3,859             697             398                   9        6,127

    Additions                                89             245             143             168                   -          645

    Disposals                                 -            (14)               -           (115)                   -        (129)

    Transfers                                 -               9               -               -                 (9)            -

    Foreign Exchange movements             (21)            (67)             (3)             (7)                   -         (98)
                                  -------------    ------------     -----------     -----------        ------------   ----------

    At 30 November 1995                   1,232           4,032             837             444                   -        6,545

                                  =============    ============     ===========     ===========        ============   ==========
    Depreciation

    At 1 December 1994                      449           1,701             265             147                   -        2,562

    Charge for year                         186             416              42             109                   -          753

    On disposals                              -            (13)               -            (91)                   -        (104)

    Foreign Exchange movements             (32)            (43)              45             (6)                   -         (36)

                                  -------------    ------------     -----------     -----------        ------------   ----------

    At 30 November 1995                     603           2,061             352             159                   -        3,175

                                  =============    ============     ===========     ===========        ============   ==========
    Net book value

    At 30 November 1995                     629           1,971             485             285                   -        3,370

                                  -------------    ------------     -----------     -----------        ------------   ----------

    At 30 November 1994                     715           2,158             432             251                   9        3,565

                                  -------------    ------------     -----------     -----------        ------------   ----------

   Biomedical Sensors
   Notes to combined financial statements

   (forming part of the financial statements)


6  Inventories

                                                       1995            1994

                                                       $000            $000


   Raw materials and consumables                      1,248           1,090

   Work in progress                                     375             330

   Finished goods and goods for resale                2,103           1,365

                                                     ------          ------

                                                      3,726           2,785

                                                     ======          ======


7  Trade Receivables

                                                       1995            1994

                                                       $000            $000


   Trade debtors                                      1,114             977

   Amounts owed by fellow subsidiaries of
   Pfizer, Inc.                                         107             278

   Other debtors                                        121             352

   Prepayments and accrued income                       247             427

                                                     ------          ------

                                                      1,589           2,034

                                                     ======          ======

   Biomedical Sensors
   Notes to combined financial statements

   (forming part of the financial statements)



8  Current liabilities: amounts falling due within one year

                                                                               1995           1994

                                                                               $000           $000

   Short term loans                                                          22,199         16,139

   Trade creditors                                                            1,068            758

   Amounts owed to fellow subsidiaries of Pfizer, Inc.                        1,166            227

   Other creditors including tax and social security                            156             87

   Accruals and deferred income                                               1,172            999
                                                                            -------         ------

                                                                             25,761         18,210
                                                                            =======         ======
9  Long term liabilities: amounts falling due after more than one year

                                                                               1995           1994

                                                                               $000           $000

   Loan from holding company                                                  4,022          4,094

   The loan from the holding company is unsecured and interest free.

10 Long term liabilities: provision for liabilities and charges

   Deferred taxation

   No deferred tax liability arises as the Business has previously disclaimed capital allowances and, in addition, has unutilised tax losses carried forward. At 30 November 1995, these losses at 33% amounted to approximately $12,228,000 (1994: $9,761,000).


   Provisions for dilapidations

                                                                                              $000
   At 1 December 1994                                                                          137

   Foreign exchange movements                                                                   (4)
                                                                                            ------

   At 30 November 1995                                                                         133
                                                                                            ======

   The Business rents its primary facility at George Street, High Wycombe under a lease which expires in 2005. Under the terms of the lease, the Business is responsible at all times for keeping the premises in good order and well maintained. Provision has been made to cover potential additional costs.

   Biomedical Sensors
   Notes to combined financial statements

   (forming part of the financial statements)


11 Owner's Net Deficit

   Owner's net investment consists of the accumulated deficit of the Business, called up share capital, revaluation reserves, non cumulative redeemable preference shares and contributions from the owner. Contributions from the owner are primarily financing arrangements between the owner and various entities of the Business which are non-interest bearing and normally not settled in cash.

   10,745,000 of 9% non-cumulative redeemable preference shares are redeemable at par at the Business' request at any time before 31 December 2050.

   The rights to a preference dividend is dependant on the Director's resolving that such a dividend be distributed in respect of any financial year.

   The preference shares shall on a winding up entitle the holders to have the assets of the Business available for distribution among the members applied, in priority to any other class of shares in the capital of the Business.

12 Contingent liabilities

   There was a contingent liability to the Business's bankers at 30 November 1995 in respect of a guarantee to HM Customs and Excise for deferment of VAT, a rent performance bond of $506,550 (1994:$515,460) and a trade performance guarantee of $8,166 (1994: $8,309).

13 Commitments

   i) Capital commitments at 30 November 1995, for which no provision has been made in these accounts, were as follows:

                                                        1995            1994

                                                        $000            $000


   Contracted for but not provided                        64              92
                                                      ------          ------

                                                          64              92
                                                      ======          ======

   Biomedical Sensors
   Notes to combined financial statements

   (forming part of the financial statements)


   ii) At 30 November 1995 the Business had annual commitments under non-cancellable operating leases as follows:

                                                            1995                                1994

                                                   Land and        Other                Land and       Other
                                                  buildings                            Buildings

                                                       $000         $000                    $000        $000

   Operating leases which expire:

   Less than a year                                      23            -                       -           2

   2-5 years                                            165           34                     244           -

   More than 5 years                                    161            -                     164           -
                                                      -----        -----                   -----       -----

                                                        349           34                     408           2
                                                      =====        =====                   =====       =====


   The business's lease of land and buildings expiring after five years relates to property at George Street, High Wycombe.

14 Pension scheme

   The business operates a Pension Plan (the Biomedical Sensors Limited Staff Benefits Plan) providing benefits based on final pensionable salary. The assets of the Plan are held separately from those of the Business in an arrangement with the London & Manchester Insurance Company. Contributions to the Plan are charged to the profit and loss account so as to spread the cost of pensions over the employees' working lives with the Business. The contributions are determined by a qualified actuary on the basis of a valuation using the "Attained Age" valuation method. The pension charge for the period was $284,861(1994: $180,643).

   The most recent valuation of the Plan was at 1 January 1995. The valuation showed that the market value of the Plan's assets was $1,700,973 and that the value of these assets represented 112 % of the benefits which had accrued to members, after allowing for expected future increases in salaries.

   The assumptions which have the most significant effect on the results of the valuation are those relating to the rate of return on investment, rates of increase in salaries and rates of mortality. They are as follows:

           i)   Investment returns of 8.5% per annum;
           ii)  Increase in salaries of 7.5% per annum;
           iii) Rates of mortality using standard mortality tables.

   There were no outstanding or prepaid contributions at either the end or the beginning of the financial year in either scheme.

   Biomedical Sensors
   Notes to combined financial statements

   (forming part of the financial statements)


15 Ultimate holding company

   The ultimate holding company of the business prior to its sale to Diametrics was Pfizer Inc., which is incorporated in the United States of America. The statutory accounts of Pfizer Inc can be obtained from Pfizer Inc, 235 East 42nd Street, New York, NY 10017-5755. Pfizer Hospital Products Group Inc, a fellow subsidiary, had undertaken prior to the sale to Diametrics, to make sufficient funds available to the Business to enable it to continue trading for a period of at least one year.

Biomedical Sensors
Combined Balance Sheet
August 31, 1996
(Unaudited)


                                                       $000

ASSETS

Current assets

Cash                                                        2,929

Trade receivables                                             650

Inventories                                                 2,730

Other current assets                                        1,729
                                                 -----------------

                                                            8,038

Property, plant and equipment                               2,881

Other assets                                                  175

                                                 -----------------

                                                           11,094
                                                 =================

LIABILITIES AND OWNER'S NET DEFICIT

Current liabilities

Short term loans                                           30,784

Accounts payable                                              775

Other current liabilities                                   2,921
                                                 -----------------

                                                           34,480

Long term liabilities                                       4,023

                                                 -----------------

                                                           38,503

Owner's net deficit                                       (27,409)

                                                 -----------------

Total liabilities and owner's net deficit                  11,094
                                                 =================

Biomedical Sensors
Combined Profit and Loss Accounts
Nine months ended August 31, 1996
(Unaudited)
                                                                  $000


Net Sales                                                           2,726

Cost of goods sold                                                  4,233
                                                              ------------

                                                                   (1,507)

Distribution costs                                                  2,284

Research and development and administrative
expenses                                                            3,274

                                                              ------------

                                                                   (7,065)

Other losses                                                       (1,465)

                                                              ------------

Net loss for the period                                            (8,530)

Owner's net deficit beginning of year                             (21,052)

Foreign exchange reserve movements                                   (227)

Contributions from owner                                            2,400

                                                              ------------

Owner's net deficit end of period                                 (27,409)
                                                              ============

Biomedical Sensors
Notes to Unaudited Interim Financial Statements


Accounting policies

During October 1996 Pfizer Inc., announced the sale of its world-wide Biomedical Sensors Business "the Business" to Diametrics Medical, Inc. ("Diametrics"). The sale was completed on November 6, 1996. Diametrics acquired the capital stock of Biomedical Sensors Limited and certain net assets used in the Business of other Pfizer subsidiaries.

The combined financial statements of Biomedical Limited, Biomedical Sensors Germany and Biomedical Sensors US are expressed in US dollars and have been prepared in accordance with accounting principles generally accepted in the UK. These accounting principles significantly differ in certain respects from accounting principles generally accepted in the United States.

Basis of presentation

Separate financial statements have not been previously prepared, except for Biomedical Sensors Limited. The combined financial statements have been prepared from the audited historical financial statements of Biomedical Sensors Limited, a UK company and the majority of the combined Business, and from Pfizer's historical accounting records as if the operations of the Business in the US and Germany had been conducted exclusively within a wholly-owned subsidiary of the Pfizer subsidiary in that country. In that context, there would be no direct ownership relationship among the various entities comprising the Business. Accordingly, Pfizer Inc. and its subsidiaries' net investment (deficit) in the Business (owner's net deficit) is shown in lieu of shareholders' equity in the combined financial statements. For purposes of presenting combined financial statements in US dollars, the exchange rates used to remeasure the balance sheets and the profit and loss accounts from the respective foreign currency to US dollars, were the year-end rates and the yearly average rates, respectively.

The Combined financial statements may not necessarily present the financial position, and results of operations of the combined businesses as if it were a standalone entity because the terms of inter company transactions and allocations may not be the same as those that would result among unrelated parties.

The interim combined financial statements of the Biomedical Sensors Business (the Company) are unaudited. Pursuant to the rules and regulations of the Securities and Exchange Commission, certain financial information and footnote disclosure normally included in the financial statements have been condensed or omitted. However, in the opinion of management, the financial statements include all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the interim periods presented. Operating results for these interim periods are not necessary indicative of results to be expected for the entire year.

These statements should be read in conjunction with the annual financial statements and related notes which are included within this 8-K/A for the years ended November 30, 1995 and 1994.

                        PRO FORMA FINANCIAL INFORMATION

                                  (UNAUDITED)

The following unaudited pro forma financial information presents the estimated effects of the Purchase of Pfizer's world-wide Biomedical Sensors Business (the "Business"), accounted for as a purchase business combination. The pro forma information in the Pro Forma Combined Statements of Operations assumes that the purchase occurred on January 1, 1995. In the case of the September 30, 1996
Pro Forma Balance Sheet, the purchase is reflected on a pro forma basis as if it occurred on September 30, 1996. The information presented in the following pro forma financial statements reflects the financial statements of Diametrics Medical, Inc. as of and for the nine months ended September 30, 1996 and for the year ended December 31, 1995, and the Business as of and for the nine months ended August 31, 1996 and for the year ended November 30, 1995.

The following pro forma financial data is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have been achieved had the purchase been consummated on the dates indicated.

                            DIAMETRICS MEDICAL, INC.
                  PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
                               SEPTEMBER 30, 1996
                                     (000's)


                                                              DIAMETRICS                               PRO FORMA        PRO FORMA
                                                              MEDICAL,INC.           BSL              ADJUSTMENTS        COMBINED
                                                             ----------------   -------------      ----------------- -------------
ASSETS
    Current assets:
      Cash and cash equivalents                               $        1,303     $     2,929   (1) $        (1,500)  $        419
                                                                                               (2)          (2,313)
      Marketable securities                                            9,616               -                                9,616
      Accounts receivable                                                997             650   (2)             111          2,043
                                                                                               (1)             285
      Inventories                                                      2,348           2,730   (2)             295          5,373
      Prepaid expenses and other current assets                          251           1,729   (2)            (886)         1,094
                                                             ----------------   -------------      ----------------- -------------
         Total current assets                                         14,515           8,038                (4,008)        18,545

    Property, plant and equipment, less accumulated
      depreciation                                                     4,917           2,881   (2)             243          8,041
    In process R&D                                                                         -   (3)             450              -
                                                                                               (4)            (450)
    Goodwill, less accumulated amortization                                -               -   (3)           1,335          1,335
    Other assets                                                          60             175   (5)             701          1,346
                                                                                               (2)             410
                                                             ----------------   -------------      ----------------- -------------

         Total assets                                         $       19,492     $    11,094       $        (1,319)  $     29,267
                                                             ================  ==============     ================== =============


LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities:
      Accounts payable                                        $          603     $       775   (2)            (620)  $        758
      Accruals and other current liabilities                           1,591           2,921   (1)             479          4,361
                                                                                               (2)            (630)
      Short-term note payable                                             64          30,784   (2)         (30,784)            64
      Capital lease obligations, current portion                       1,330               -                                1,330
      Deferred gain on sale/leaseback, current portion                    65               -                                   65
                                                             ----------------  --------------     ------------------ -------------

         Total current liabilities                                     3,653          34,480               (31,555)         6,578

    Long term liabilities:
      Note payable                                                                         -   (1)           7,300          7,300
      Intercompany payable                                                             4,023   (2)          (4,023)             -
      Capital lease obligations, excluding current portion               855               -                                  855
                                                             ----------------  --------------     ------------------ -------------

         Total liabilities                                             4,508          38,503               (28,278)        14,733

    Shareholders' equity:
      Common stock                                                       152                                                  152
      Additional paid-in capital                                      88,373                                               88,373
      Cumulative translation adjustment                                                                                         -
      Accumulated deficit                                            (73,541)        (27,409)  (2)          27,409        (73,991)
                                                                                               (4)            (450)
                                                             ----------------  --------------     -----------------  -------------

         Total stockholders' equity                                   14,984         (27,409)               26,958         14,534
                                                             ----------------  --------------     -----------------  -------------

         Total liabilities & stockholders' equity             $       19,492     $    11,094       $        (1,319)  $     29,267
                                                             ================  ==============     =================  =============

                           DIAMETRICS MEDICAL, INC.
            PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                             (000's except per share data)

                                                    DIAMETRICS                               PRO FORMA            PRO FORMA
                                                   MEDICAL,INC.            BSL              ADJUSTMENTS            COMBINED
                                                  ----------------   ----------------    -----------------   -----------------
Net Sales                                          $        1,863        $     2,726                            $       4,589
Cost of sales                                               6,156              4,233                                   10,389
                                                  ----------------   ----------------                        -----------------

      Gross profit (loss)                                  (4,293)            (1,507)                                  (5,800)

Operating expenses
    Research and development                                5,244              2,032  (4)             198               7,474
    General and administrative                              2,985              1,242                                    4,227
    Sales and marketing                                     4,857              2,284                                    7,141
                                                  ----------------   ----------------    -----------------   -----------------

      Total operating expenses                             13,086              5,558                  198              18,842
                                                  ----------------   ----------------    -----------------   -----------------

Operating loss                                            (17,379)            (7,065)                (198)            (24,642)

Other income (expense)                                        282             (1,465) (4)            (479)             (1,662)
                                                  ----------------   ----------------    -----------------   -----------------

Net loss                                            $     (17,097)       $    (8,530)     $          (677)       $    (26,304)
                                                  ================   ================    =================   =================

Net loss per common share                           $       (1.14)                                              $       (1.75)
                                                  ================                                           =================

Weighted average common shares outstanding             15,054,734                                                  15,054,734
                                                  ================                                           =================

                            DIAMETRICS MEDICAL, INC.
             PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1995
                          (000's except per share data)


                                                 DIAMETRICS                            PRO FORMA         PRO FORMA
                                                MEDICAL,INC.         BSL              ADJUSTMENTS         COMBINED
                                              ---------------  ---------------     -----------------  ----------------

Net Sales                                      $       1,607    $       3,780                          $        5,387
Cost of sales                                         10,616            4,518                                  15,134
                                              ---------------  ---------------                        ----------------

     Gross profit (loss)                              (9,009)            (738)                                 (9,747)

Operating expenses
  Research and development                             5,588            4,454  (4)              267            10,309

  General and administrative                           3,163            1,017                                   4,180

  Sales and marketing                                  5,710            4,453                                  10,163
                                              ---------------  ---------------     -----------------  ----------------

     Total operating expenses                         14,461            9,924                   267            24,652
                                              ---------------  ---------------     -----------------  ----------------

Operating loss                                       (23,470)         (10,662)                 (267)          (34,399)

Other income (expense)                                   424           (1,103) (4)             (639)           (1,318)
                                              ---------------  ---------------     -----------------  ----------------

Net loss                                       $     (23,046)   $     (11,765)      $          (906)   $      (35,717)
                                              ===============  ===============     =================  ================

Net loss per common share                      $       (1.82)                                          $        (2.83)
                                              ===============                                         ================

Weighted average common shares outstanding        12,640,212                                               12,640,212
                                              ===============                                         ================

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. To reflect the purchase consideration of $8,994,763, consisting of $1,500,000 cash, $7,300,000 long term debt, accrued acquisition costs of $479,410, less amount due Diametrics of $284,647.

2. To reflect assets and liabilities acquired at the date of purchase, including a fair value adjustment for property, plant and equipment, and to eliminate Pfizer's debt and equity investment in BSL.

3. To reflect the excess purchase price over fair value of net assets acquired (i.e. goodwill and purchased in process research and development).

4. To reflect the write off of purchased in process research and development, amortization of goodwill over five years beginning January 1, 1995 and interest accrual on the $7,300,000 note at an annual interest rate of 8.75% beginning January 1, 1995. A portion of the excess purchase price over fair value of net assets acquired was attributed to in process research and development ($450,000), and was written off to operating expense on the acquisition date and included in Diametrics' statement of operations for the year ended December 31, 1996. As the charge for in process research and development is non recurring and was included in the financial statements of Diametrics within the 12 months following the transaction, it is not reflected in the Pro Forma Combined Statements of Operations for the nine months ended September 30, 1996 and the year ended December 31, 1995.

5. To reflect UK to US GAAP adjustment relating to the accounting for pension costs.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 24, 1997                            DIAMETRICS MEDICAL, INC.




                                                /s/  Laurence L. Betterley
                                                -------------------------------
                                                Laurence L. Betterley
                                                Chief Financial Officer

                           DIAMETRICS MEDICAL, INC.
                           EXHIBIT INDEX TO FORM 8-K

   Exhibit No.     Description
   -----------     -----------

   2.1 Agreement for the sale of the whole of the issued share capital of Biomedical Sensors Limited between the Company and Howmedica, Inc. dated November 6, 1996. (1)

   2.2 Senior Secured Fixed Rate Loan Note due November 4, 2002, in the original principal amount of $7,300,000 from the Company to Howmedica, Inc. (1)

   2.3 Transitional Services Agreement, dated as of November 6, 1996, by and among Howmedica Inc., Howmedica GmbH, the Company and Biomedical Sensors Ltd. (1)

   23              Consent of Independent Accountants

   (1) Previously filed.